UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement  Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(c)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

YADKIN VALLEY FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

YADKIN VALLEY FINANCIAL CORPORATION 209 North Bridge Street Elkin, North Carolina 28621-3404 Telephone: (336) 526-6300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS THURSDAY, MAY 24, 2007

To the Shareholders: The 2007 Annual Meeting of the Shareholders of Yadkin Valley Financial Corporation (the “Company”) will be held:

•	Thursday, May 24, 2007

•	4:00 p.m., local time

•	Yadkin Valley Senior Center
131 Delos Martin Drive, Jonesville (Yadkin County), North Carolina

or at any adjournments thereof, for the following purposes:

•	To elect twelve directors to serve one-year terms until the Annual Meeting of Shareholders in 2008, or until their successors have been elected and qualified.

•	To transact such other businesses as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on April 5, 2007, are entitled to notice of the meeting, and to vote at the meeting and any adjournments thereof. The Company’s stock transfer books will not be closed.

         Please complete, date and sign the enclosed proxy and return it promptly in the enclosed pre-paid envelope. As many shares as possible should be represented at the meeting. Even if you expect to attend the meeting, please return the enclosed proxy. By doing so, you will not give up the right to vote at the meeting. If you return the proxy and then attend the meeting, you may notify the Secretary that you wish to vote in person, and the Company will disregard the proxy you return, provided you do vote in person or otherwise validly revoke your prior proxy.

By order of the Board of Directors,

William A. Long President and Chief Executive Officer

Date: April 18, 2007

YADKIN VALLEY FINANCIAL CORPORATION 209 North Bridge Street Elkin, North Carolina 28621-3404 Telephone: (336) 526-6300

PROXY STATEMENT

ANNUAL MEETING

                The Board of Directors (the “Board”) of Yadkin Valley Financial Corporation (the “Company”) hereby solicits your appointment of proxy, in the form enclosed with this Proxy Statement, for use at the Annual Meeting of Shareholders to be held:

•	Thursday, May 24, 2007

•	4:00 p.m. (local time)

•	Yadkin Valley Senior Center
131 Delos Martin Drive
Jonesville (Yadkin County), North Carolina

                or at any adjournment thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on April 5, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Included with these proxy materials is the 2006 Annual Report to Shareholders. The Company anticipated mailing this Proxy Statement on or about April 20, 2007.

                You are invited to attend the annual meeting. Even if you plan to attend the annual meeting, please vote on the proposals described in this Proxy Statement by returning the enclosed appointment of proxy.

VOTING OF APPOINTMENTS OF PROXY

        Your vote is important.  Your shares can be voted at the annual meeting only if you attend the meeting or vote the enclosed appointment of proxy. You do not have to attend the meeting to vote. As two alternatives for voting the enclosed appointment of proxy, you may:

•
Vote over the Internet: You may vote over the Internet by visiting our website at http://www.yadkinvalleybank.com and clicking on the link for proxy voting. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card. If you have access to the Internet, we encourage you to vote in this manner. (This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.)

•	Vote by mail: You may vote by executing and returning the enclosed appointment of proxy in the pre-addressed pre-paid envelope provided with this proxy statement.

        The Internet voting procedures are designed to authenticate shareholders and to allow you to confirm that your instructions have been properly followed. The Internet voting facilities for eligible shareholders will close at 5:00 pm Eastern Time on May 23, 2007.

        Your Board has named Lestine H. Hutchens and Kristi A. Eller (the “Proxies”) as management proxies in the enclosed appointment of proxy. When appointments of proxy in the enclosed form are properly executed and returned in time for the annual meeting, the shares they represent will be voted at the meeting in accordance with the directions given. If no directions are given on how to vote your shares, the appointment of proxy will be voted FOR the twelve nominees for director in Proposal 1 described below. If, at or before the time of the annual meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. On other matters that properly come before the meeting, the Proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment. These matters include, among other matters, approval of the minutes of the 2006 annual meeting and consideration of a motion to adjourn the annual meeting to another time or place. As of the date the Company printed this Proxy Statement, the Company did not anticipate any other matters would be raised at the annual meeting.

        Record Holders.   If you hold the Shares in your own name, you are a “record” shareholder. Record shareholders should follow the instructions on the accompanying appointment of proxy to vote or deliver it in person to the Company.

        Street Name Holders. If you hold the Shares through a broker or other nominee, you are a “street name” shareholder. Street name shareholders who wish to vote at an annual meeting need to obtain the proxy materials from the institution that holds their Shares and follow the voting instructions on that form.

REVOCATION OF APPOINTMENT OF PROXY

        If you vote an appointment of proxy,  you may revoke that appointment at any time before the actual voting. To revoke the appointment of proxy:

•	vote again over the Internet prior to 5:00 pm Eastern Time on May 23, 2007,

•	notify the Company’s Secretary in writing,

•	execute another appointment of proxy bearing a later date and file it with the Secretary, or vote in person at the meeting as described below.

        The address for the Secretary is:

Patricia H. Wooten, Secretary
Yadkin Valley Financial Corporation
Post Office Drawer 7109
Statesville, North Carolina 28687

                If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and, provided you do vote in person or otherwise validly revoke your prior appointment of proxy as described above, your prior appointment of proxy will be disregarded.

                If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the Secretary that you wish to vote in person.

QUORUM

                The Company’s Bylaws provide that the holders of a majority of the Company’s outstanding Shares, represented in person or by proxy, shall constitute a quorum at the annual meeting, and that if there is no quorum present at the opening of the Meeting, the annual meeting may be adjourned by the vote of a majority of the Shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.

HOW YOUR VOTES WILL BE COUNTED

                Each Share is entitled to one vote for each matter submitted for a vote, and, in the election of directors, for each director to be elected. The appointments of proxy will be tabulated by one or more inspectors of election designated by the Board.

                Proposal 1 — Election of directors. In the election of directors under Proposal 1, the twelve nominees receiving the highest number of votes will be elected. Shares not voted (including abstentions and broker non-votes) will have no effect. Shareholders are not authorized to cumulate their votes for directors.

EXPENSES OF SOLICITATION

                We will pay the cost of this proxy solicitation. In addition to solicitation by mail, the Company’s directors, officers and regular employees may solicit appointments of proxy in person or by telephone. None of these employees will receive any additional or special compensation for this solicitation. We will, on request, reimburse brokerage houses and other nominees their reasonable expenses for sending these proxy soliciting materials to the beneficial owners of the Company’s stock held of record by such persons.

VOTING SECURITIES

                As of the record date for the annual meeting, there were 10,621,702 shares of the Company’s common stock, $1.00 par value per share (sometimes referred to herein as the “Shares”), issued and outstanding and entitled to vote at the annual meeting. The Company is currently authorized to issue twenty million shares of common stock. As of the record date for the annual meeting, there were approximately 4,500 holders of record of the Company’s common stock.

BENEFICIAL OWNERSHIP OF SECURITIES

                To the Company’s knowledge, as of December 31, 2006, no shareholder owned more than five percent of the common stock. The following table shows, as of December 31, 2006, the number of shares of common stock and trust preferred securities owned by each executive officer, director and nominee for director and by all directors and principal officers of the Company as a group:

Beneficial owner (position)	Shares currently owned (1)	Percentage of common stock owned (2)

J.T. Alexander, Jr. (director)	23,792	*
Ralph L. Bentley (director)	25,265	*
Nolan G. Brown (director)	27,597	*
Faye B. Cooper (director)	20,818	*
Harry M. Davis (director)	26,695	*
James A. Harrell, Jr. (director)	37,124	*
Edwin E. Laws (Vice President & CFO)	28,840	*
William A. Long (director, President & CEO)	66,363	*
Daniel J. Park (director)	169,261	1.6%
James L. Poindexter (director)	116,627	1.1%
James N. Smoak (director)	34,384	*
Harry C. Spell (director)	79,304	*
C. Kenneth Wilcox (director)	46,266	*

Directors and principal officers as a group (14 persons)	715,030	6.7%

Owns less than one percent of the outstanding common stock.

(1)
For each individual listed above, the beneficial ownership includes the following options to acquire the indicated number of Shares that are exercisable within 60 days of December 31, 2006: Alexander – 13,012 Shares; Bentley – 2,005 Shares; Cooper – 12,811 Shares; Davis – 6,811 Shares; Laws – 13,017 Shares; Long – 24,477 Shares; Wilcox – 12,811 Shares; directors and principal officers as a group – 94,074 Shares. To the Company’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following Shares which the individual indicates that he or she shares voting and/or investment power: Alexander— 330 Shares; Bentley – 1,193 Shares; Brown – 27,122 Shares; Cooper – 4,003 Shares; Davis — 19,724 Shares; Harrell — 4,070 Shares; Laws – 396 Shares; Long – 2,915 Shares; Park — 5,948 Shares; Poindexter — 52,887 Shares; Spell — 15,922 Shares; Wilcox — 12,905 Shares; directors and principal officers as a group — 147,416 Shares.

(2)
The ownership percentage of each individual is calculated based on the total of 10,611,052 Shares issued and outstanding at December 31, 2006, plus the number of Shares that can be issued to that individual within 60 days of December 31, 2006, upon the exercise of stock options held by the individual. The ownership percentage of the group is based on the total Shares outstanding plus the number of Shares that can be issued to the entire group within 60 days of December 31, 2006, upon the exercise of all stock options held by the group.

PROPOSAL 1: ELECTION OF DIRECTORS

        Board size and membership.  Under the Company’s Charter and Bylaws, the number of directors shall be the number the Board determines from time to time prior to each Annual Meeting of Shareholders at which directors are to be elected. That number cannot be less than five or more than fifteen. The Board, by resolution, has fixed the number of directors for 2007 at twelve.

        Director Independence. Other than William A. Long, President and CEO of the Company and C. Kenneth Wilcox, who engaged in a related party transaction in 2005 with the Yadkin Valley Bank and Trust Company, the principal subsidiary of the Company, all of the members of the Board satisfy the independence requirements stated in the rules of The Nasdaq Stock Market, Inc. Daniel J. Park, an attorney and director of the Company, provides legal services for certain real estate matters to the Company, but such payments do not exceed the safe harbor amounts of the independence standards in the rules of The Nasdaq Stock Market, Inc. The daughter of Harry M. Davis is a non-executive employee of Yadkin Valley Bank and Trust Company, but her employment does not put Dr. Davis in violation of the independence requirements stated in the rules of The Nasdaq Stock Market, Inc.

        Directors to be elected at this Annual Meeting. At this annual meeting, twelve directors will be elected to one-year terms, expiring at the Annual Meeting of Shareholders in 2007 or until their successors are elected and qualified, or until their death, resignation or retirement.

        How votes will be counted. Unless you give instructions to the contrary, the Proxies will vote for the election of the nominees listed below by casting an equal number of votes for each nominee. If, at or before the meeting time, any of these nominees should become unavailable for any reason, the Proxies have the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any of the nominees will become unavailable.

        Votes needed to elect.  The twelve nominees receiving the highest number of votes will be elected.

        Nominations. The Nominating Committee has nominated the twelve incumbent Board members for re-election.

        Nominees.   The following table shows the names of the nominees for election to the twelve Board seats, their ages at December 31, 2006, the year each was first elected to the Board, and their principal occupations during the past five years.

Name and age	Year first elected (1)	Principal occupation over last five years

J.T. Alexander, Jr., 70	2002
President, J. T. Alexander & Son, Inc. (oil distributor); Member, ZipNGo, LLC (convenience stores); Vice President and Secretary of Acme Metal Slides, Inc.; agent, AFLAC (insurance); Manager, Big Daddy & Nonnie LLC (holding company); all of Statesville, NC.

Ralph L. Bentley, 71	2002	Physician, Piedmont Healthcare, P.A., Statesville, NC.

Nolan G. Brown, 66	2004
Owner and President, Triad Group, Inc. and related companies and subsidiaries (health care), Yadkinville, North Carolina; Certified Public Accountant and former audit committee financial expert for Southern Community Financial Corporation, Winston-Salem, NC (Nasdaq: SCMF).

Faye B. Cooper, 59	2004	Co-owner and Treasurer, Mast General Store, Boone, NC.

Harry M. Davis, 58	2004
Professor of Finance, Appalachian State University, Boone, N.C. Dr. Davis has been a consultant to the banking industry on financial statements for over twenty years and is an instructor at the North Carolina School of Banking and the Bank Directors College where he teaches banking financial principles.

James A. Harrell, Jr., 60	1999	Self-employed dentist, Elkin, NC.

William A. Long, 60	2002
President and Chief Executive Officer, Yadkin Valley Financial Corporation since July 2006; President and Chief Executive Officer, Yadkin Valley Bank and Trust Company, Elkin, NC since August 2002; prior to that, President and Chief Executive Officer, Main Street BankShares, Inc. and Piedmont Bank, Statesville, NC.

Daniel J. Park, 72	1968	Self-employed attorney, Elkin, NC.

James L. Poindexter, 67	1968
President, Surry Hardware & Building Supply Co., Inc.; Owner, Wakefield Farm (hay and cattle); Partner, Elkmont Associates (real estate); Owner, Poindexter Enterprises (real estate); Owner, Wakefield Woods (real estate development); all of Elkin, NC.

James N. Smoak, 58	1987	Retired; former President and Chief Executive Officer, Yadkin Valley Bank and Trust Company, Elkin, NC.

Harry C. Spell, 58	2002	Vice President and Secretary, MoCaro Dyeing & Finishing, Inc. (textile companies), Statesville, NC.

C. Kenneth Wilcox, 69	2004	Real estate developer, Boone, NC.

(1)	“Year first elected” refers to the year in which each individual first took office as a director and does not necessarily indicate a continuous term.

The Board recommends that the shareholders vote for the election of each of the nominees for director listed above. The twelve nominees receiving the highest number of votes will be elected.

MANAGEMENT OF THE COMPANY

Director relationships

        Board relationships. No director or principal officer is related to another director or principal officer.

        Other directorships. No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Board Attendance and Fees

        The Board of the Company held 14 meetings in 2006. All directors attended at least seventy-five percent of the Board and committee meetings, except C. Kenneth Wilcox. It is the policy of the Board that all Directors attend shareholder meetings. All of the Directors attended the 2006 Annual Meeting, except Faye B. Cooper.

        During 2006, non-employee directors received an annual retainer of $10,000 and $1,000 per meeting attended, with two excused paid absences per year. Directors are also paid $100 per hour ($25 per quarter hour) for attendance at committee meetings. During 2007, non-employee directors are expected to receive an annual retainer of $10,000 and $1,000 per meeting attended, with two excused paid absences per year. Directors are also paid $250 per hour ($62.5 per quarter hour) for attendance at committee meetings.

                Director Compensation. This table sets forth certain information regarding the compensation paid by the Bank to our directors during the fiscal year ended December 31, 2006.

2006 DIRECTOR COMPENSATION (1)

Name	Fees earned or Paid In Cash ($)	Non-qualified Deferred Comp. ($)	All Other Comp. ($)	Total ($)

J.T. Alexander, Jr.	23,875	- 0 -	- 0 -	23,875
Ralph L. Bentley	23,825	- 0 -	- 0 -	23,825
Nolan G. Brown	24,825	- 0 -	- 0 -	24,825
Faye B. Cooper	24,025	- 0 -	- 0 -	24,025
Harry M. Davis	25,000	- 0 -	- 0 -	25,000
James A. Harrell, Jr.	24,875	- 0 -	- 0 -	24,875
Daniel J. Park	27,850	- 0 -	- 0 -	27,850
Eldon H. Parks (2)	17,600	6,575	4,145 (3)	28,320
James L. Poindexter	24,650	- 0 -	- 0 -	24,650
James N. Smoak	25,550	- 0 -	- 0 -	25,550
Harry C. Spell	25,450	- 0 -	- 0 -	25,450
Hal M. Stuart (4)	24,350	- 0 -	- 0 -	24,350
C. Kenneth Wilcox	24,025	- 0 -	- 0 -	24,025

(1) For each director listed above, the following number of shares of common stock are capable of being issued upon the vesting of all stock options held by the named individual: Alexander – 13,012 Shares; Bentley – 2,005 Shares; Cooper – 12,811 Shares; Davis – 6,811 Shares; and Wilcox – 12,811 Shares.

(2) Mr. Eldon H. Parks died in August 2006 while serving on the Board.

(3) Life insurance benefit paid.

(4) Mr. Hal M. Stuart was not eligible for re-election under the Company’s bylaws.

Committees of the Board of Directors

        The Board has established the committees described below.

        •     Executive Committee.  The Executive Committee, between Board meetings and subject to such limitations as may be required by law or imposed by Board resolution, may exercise all of the Board’s authority. The Executive Committee did not meet during 2006. During 2006, the Executive Committee consisted of directors Hal M. Stuart (chair), J.T. Alexander, Jr., Nolan G. Brown, Harry M. Davis, Faye B. Cooper, C. Kenneth Wilcox, William A. Long, Daniel J. Park, Eldon H. Parks, and Harry C. Spell.

        •     Audit Committee. As outlined in the Audit Committee Charter, the Audit Committee is responsible for insuring that the Board receives objective information regarding Company policies, procedures, and activities with respect to auditing, accounting, internal accounting controls, financial reporting, and such other Company activities as the Board may direct. The Audit Committee engages a qualified firm of certified public accountants to conduct such audit work as is necessary for this purpose. The Audit Committee held five meetings during 2006. Please refer to the Audit Committee Report below. All of the members of the Audit Committee satisfy the audit committee independence requirements stated in the rules of The Nasdaq Stock Market, Inc. During 2006, the members of the Audit Committee were directors J.T. Alexander, Jr., Nolan G. Brown (chair), Faye B. Cooper, Harry M. Davis, and Eldon H. Parks.

        •     Nominating and Compensation Committee. The Nominating and Compensation Committee performs the dual roles of: (i) identifying individuals qualified to become Board members; and (ii) determining the compensation of the executive officers of the Company and providing oversight to the employee benefit plans for the Company. The Committee’s nominating committee functions include, among other things, identifying the names of persons to be considered for nomination and election by the Company’s shareholders and, as necessary, recommending to the Board the names of persons to be appointed to the Board to fill vacancies as they occur between annual shareholder meetings. In identifying prospects for the Board, the Committee will consider individuals recommended by shareholders. Names and resumes of nominees should be forwarded to the Corporate Secretary who will submit them to the Committee for consideration. See “Director Nominations” below. The Committee’s compensation committee functions include establishing the annual compensation, including salary, stock option plans, incentive compensation and other benefits, for senior management and providing oversight for the employee benefit plans for the other Company employees. Please refer to the Compensation Committee Report below. The Nominating and Compensation Committee held three meetings during 2006. During 2006, the members of the Committee, each of whom satisfied the compensation and nominating committee independence requirements stated in the rules of The Nasdaq Stock Market, Inc., were directors Daniel J. Park (chair), Ralph L. Bentley, Harry M. Davis, James A. Harrell, Jr., Eldon H. Parks, and Hal M. Stuart.

        •     Other standing committees. The Board has approved four additional standing committees to which certain responsibilities have been delegated. These are the Loan Committee, the ALCO Committee, the Marketing Committee, and the Real Estate and Expansion Committee.

Director Nominations

        The charter for the Nominating and Compensation Committee is available on the Company’s corporate website located at http://www.yadkinvalleybank.com. No nominations are contemplated for the foreseeable future in view of the current size of the Board unless there is a vacancy in the Board. At such time as there is a need for nominations to the Board, the Company’s bylaws require that nominations for election to the Board shall be made by the Nominating Committee appointed by the Board. The banking laws of the state of North Carolina require Directors to own Shares having at least $1,000 in book value. The nomination of any person for election to the Board may also be made by a shareholder entitled to vote on such election if written notice of the nomination of such person shall have been delivered to the Company’s Secretary at the principal office of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is made, and of the person or persons to be nominated; (b) the class and number of shares of stock of the Company which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) all other information regarding each nominee proposed by such shareholder as would be required to be included in the proxy statement for the meeting if the nominee had been nominated by the Board; and (e) the written consent of each nominee to serve as director of the Company if so elected. See “DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS - Nominations of directors” in this proxy statement for further details.

Shareholder Communications with Directors

        The Company encourages all shareholders who wish to communicate with any of the Directors to do so electronically by sending an email to the following address: directors@yadkinvalleybank.com or by sending such inquiries by mail or telephone to the Company. The Company will forward all communications to the named Director or, if no particular Director is named, to the appropriate committee of the Board for consideration.

Audit Committee Financial Experts

        Nolan G. Brown and Dr. Harry Davis have been named to serve as Audit Committee financial experts. Each person’s qualifications to serve as an Audit Committee financial expert are listed under “Nominees” above.

Code of Ethics

         The Company has adopted a Code of Ethics for Senior Officers to resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all senior officers, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Federal Deposit Insurance Corporation. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Ethics is available on the Company’s corporate website located at http://www.yadkinvalleybank.com. The Company may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Report of Audit Committee

        In accordance with its written Charter (which is available on the Company’s corporate website located at http://www.yadkinvalleybank.com), the Audit Committee supervises the quality and integrity of the accounting, auditing and financial reporting practices of the Company on behalf of the Board. Management has the primary responsibility for preparing the financial statements and managing the reporting process, including the system of internal controls. As required by the Audit Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as required by the rules of The Nasdaq Stock Market, Inc. In fulfilling its oversight responsibilities, the Audit Committee discussed and reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements of the Company.

        The Audit Committee discussed and reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

                In discharging its responsibility for the audit process, the Audit Committee obtained from the independent auditors a letter describing all relationships between the auditors and the Company that might bear on the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the auditors any relationships that might impact their objectivity and independence and satisfied itself as to the auditors’ independence, and considered the compatibility of nonaudit services with the auditor’s independence.

                The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and the internal audit function’s organization, responsibilities, budget and staffing. Members of the Audit Committee also discussed the interim financial information contained in earnings announcements with the independent auditors prior to the public release of each such announcement.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s audited financial statements be included in its Annual Report on Form 10K for the fiscal year ended December 31, 2006, for filing with the appropriate federal regulator. The Audit Committee also approved the reappointment of the independent auditors.

        This report is submitted by the Audit Committee: J.T. Alexander, Jr., Nolan G. Brown (chair), Faye B. Cooper, and Harry M. Davis.

Report of the Compensation Committee

        The charter for the Nominating and Compensation Committee is available on the Company’s corporate website located at http://www.yadkinvalleybank.com. In accordance with its Charter, the Nominating and Compensation Committee develops base salary and short and long term incentive compensation policies for the executive officers of the Company and provides oversight for the employee benefit plans for the other Company employees. As required by its Charter, each member of the Committee satisfies the independence requirements for serving on the compensation Committee as established by the rules of The Nasdaq Stock Market, Inc. During 2006, all employees of the Company were compensated by the Bank, the principal subsidiary of the Company.

        The Nominating and Compensation Committee has sole authority to establish the base salaries and incentive awards for the executive officers of the Company. In January 2006, the Nominating and Compensation Committee met to review the accomplishments and evaluate the performance of the Company’s executive officers during 2005, including the executive officers named in the Executive Compensation section of this proxy statement, and to establish the 2006 base salaries for the executive officers. At this meeting, the Committee approved a six percent increase in salary for Mr. William A. Long, President and CEO of the Company, for an 18-month period, beginning August 2005. Mr. Long’s Employment Agreement with the Bank has an August 1 effective date.

        At its meeting in September 2006, data for the 2006 Annual Incentive Compensation Plan, which included the 2006 Objectives and the Incentive Pool, were presented to the Nominating and Compensation Committee. The 2006 Annual Incentive Compensation Plan was developed with the assistance of Matthews, Young – Management Consulting, an executive compensation consulting firm, which prepares compensation surveys on behalf of the North Carolina, South Carolina and Georgia Bankers Associations. The potential percentage payouts for all employees, including Mr. Long, were also set based upon the recommendation of Matthews Young.

        Also at this meeting, management provided the Nominating and Compensation Committee with three spreadsheets comparing the personnel benefits of officers, employees, and executive officers of the Company with other depository institutions with similar asset size as the Company. Two of the spreadsheets compared the compensation of the Company’s President and CEO and the Company’s Chief Financial Officer to other depository institutions of similar asset size. The Committee determined that the Company’s personnel benefits and executive compensation are in line with these peer depository institutions with respect to CEO compensation.

        In November 2006, the Nominating and Compensation Committee evaluated Board fees for 2007 and approved an increase in the hourly rate for committees meetings to $250. Any fraction of an hour was set at the rate of $62.50 per quarter of an hour.

        In January 2007, the Nominating and Compensation Committee reviewed the financial results of the Company for purposes of allocating the bonus payment under the 2006 Annual Incentive Compensation Plan. The Nominating and Compensation Committee discussed the bonuses after certain adjustments had been made by Mr. Long, and the Committee noted that it was within Mr. Long’s discretion to make the adjustments. Mr. Long joined the meeting and reviewed the bonuses. He explained that some adjustments were made because of certain changes in job grade level during the year. Bonus amounts are based upon the job grade level at February 1, 2006. The Committee reviewed the list of eligible employees with their proposed bonus amount. The Bank had accrued $1,750,000 for bonuses, and the proposed payout at 100% was approximately $1.6 million for the year. The bonus was scheduled to pay out on February 1, 2007.

        The Chief Executive Officer does recommend executive compensation other than his own. Mr. Long was excused from the January 2007 meeting because he is not permitted to be present while his compensation is being debated or approved. The Nominating and Compensation Committee discussed Mr. Long’s salary and bonus for the previous two years and whether or not his salary was below the midpoint range of salaries paid to other chief executive officers of peer depository institutions. The Committee concluded that giving a smaller salary increase and more in bonus tied his compensation more to the performance of the Company without committing to a significantly higher salary. Basing the bonus on how well the Company performs also protects our stockholders. The Committee also discussed the non-monetary compensation Mr. Long receives as a part of his total compensation. The Committee then approved a ten percent salary increase for Mr. Long, bringing his annual salary to $312,490, and a $250,000 bonus for performance in 2006. Part of this bonus ($153,885) was paid under the terms of the 2006 Annual Incentive Compensation Plan and the remainder was a cash bonus for the excellent financial performance of the Company.

        The Nominating and Compensation Committee then reviewed the current salary of Edwin E. Laws, the Company’s Chief Financial Officer, and approved a 35% increase in his annual salary, raising it to $140,000. The Nominating and Compensation Committee then discussed the salary of the officers of the Bank and reviewed Mr. Long’s recommendations for 2007 salary increases. The Committee approved certain adjustments that Mr. Long had proposed in those salaries. The Committee then approved the payouts under the 2006 Annual Incentive Compensation Plan.

        In fulfilling its oversight responsibilities, the Nominating and Compensation Committee discussed and reviewed the Compensation Discussion and Analysis with management. Based on this discussion and review, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

        This report is submitted by the Nominating and Compensation Committee: Daniel J. Park (chair), Ralph L. Bentley, Harry M. Davis, James A. Harrell, Jr., and Hal M. Stuart.

Principal Executive Officers

        The Company’s Bylaws provide that the Board shall elect the officers of the Company for a term of one year. Other than William A. Long, President and Chief Executive Officer of the Company, whose information appears above under the description of directors, the principal executive officers of the Company for the year ended December 31, 2007 were:

Name and Age at 12/31/06	Principal Occupation Over Last Five Years

Edwin E. Laws, 47
Vice President and Chief Financial Officer, Yadkin Valley Financial Corporation since July 2006; Executive Vice President and Chief Financial Officer, Yadkin Valley Bank and Trust Company, Elkin, NC since August 2002; prior to that, Chief Financial Officer, Piedmont Bank, Statesville, NC.

Patricia H. Wooten, 45
Vice President and Corporate Secretary, Yadkin Valley Financial Corporation since July 2006; Corporate Secretary, Yadkin Valley Bank and Trust Company, Elkin, NC since August 2002; prior to that, Corporate Secretary, Piedmont Bank, Statesville, NC.

Executive Compensation

                Cash Compensation.   During 2006, all employees were compensated by the Bank, the principal subsidiary of the Company. This table sets forth certain information regarding the compensation paid by the Bank to or for our Chief Executive Officer and Chief Financial Officer as named in the table (our “named executive officers”) during the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	Non-equity Incentive Plan Comp. ($)	All Other Comp. ($)	Total ($)

William A. Long, President and CEO	2006	288,687	96,115	153,885	48,237 (1)	586,924

Edwin E. Laws, VP and CFO	2006	99,873	- 0 -	43,252	18,168 (2)	161,293

(1)
Includes the Bank’s accrued cost for providing an automobile of $17,608, the Bank’s reimbursement of Country Club fees of $12,069, the Bank’s cost to provide $250,000 in personal term life insurance, the Bank’s contribution on behalf of the officer under the Bank’s salary deferral plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (“401(k) Plan”), and the Bank’s cost of providing family medical insurance coverage. Mr. Long is capable of being issued 30,477 shares of common stock upon the vesting of all stock options held by him.

(2)
Includes the Bank’s accrued cost for providing an automobile, the Bank’s contribution on behalf of the officer under the Bank’s salary deferral plan under the 401(k) Plan, the Bank’s cost of providing family medical insurance coverage, and the Bank’s reimbursement of Country Club fees.

        Terms of the Employment Agreements.  As a result of the merger with Main Street BankShares, Inc., and its subsidiary, Piedmont Bank, the Bank assumed the employment contracts with William A. Long, President and Chief Executive Officer of the Company and the Bank (the “Long Agreement”), and Edwin E. Laws, Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank (the “Laws Agreement” and with the Long Agreement, the “Employment Agreements”). The Long Agreement became effective April 1, 2000 for a term of three years. The Laws Agreement became effective February 1, 1999 for a term of one year. On each anniversary of the effective date of each Employment Agreement, the term of the Employment Agreement is automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or the officer is received 90 days prior to the anniversary date advising the other that the Employment Agreement shall not be further extended. No such notice has been given by any such party. The officers have the option to terminate the Agreements upon sixty days’ written notice to the Bank. While each officer is employed by the Bank and for one year following termination of employment, the Employment Agreements prohibit each officer from competing with the Bank. Under the Employment Agreements, the officers receive an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board. Under the Long Agreement, Mr. Long also is to have the use of a late model automobile pursuant to the policies of the Bank, membership in country clubs, and term insurance benefits of up to $250,000 with family members as the beneficiaries. Under the Laws Agreement, Mr. Laws is provided membership in a country club. Under the Employment Agreements, each officer is also entitled to all fringe benefits generally provided by the Bank to its employees and its executive officers.

        The Employment Agreements also provide that in the event of a change in control, as defined in the Employment Agreements, following certain events, each officer will be paid an amount equal to 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. This compensation is payable, at the officer’s option, either by lump sum or in 36 equal monthly installments. The Bank has the right, under each Employment Agreement, to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the officer or the disallowance of a deduction to the Bank. See Potential Payments Upon Termination or Change in Control below for a further discussion of these payments.

        Plan-Based Awards.   The following table contains information with respect to incentive compensation that may be awarded to the named executive officers for service pursuant to the Bank’s 2006 Annual Incentive Compensation Plan.

2006 Grants Of Plan-Based Awards

	Potential Payouts Under Non-Equity Incentive Plan Awards

Name	Threshold ($)	Target ($)	Maximum ($)

William A. Long	23,083	153,885	153,885

Edwin E. Laws	6,488	43,252	43,252

        Terms of the Annual Incentive Compensation Plan. The Company established a bonus pool with a maximum potential pool of approximately $1.6 million under its 2006 Annual Incentive Compensation Plan. The actual final amount of the bonus pool was determined based upon a number of annual measurements of corporate objectives. These measures were given weighting factors in determining the final amount of the bonus pool. The Bank’s 2006 Annual Incentive Compensation Plan had the following objectives:

•	achieve pre-tax earnings of $19 million, which was weighted 25%;

•	earn net interest income of $38.5 million, which was weighted 15%;

•	earn non-interest income of $13.7 million, which was weighted 15%;

•	grow average non-interest bearing deposits to $165 million, which was weighted 15%; and

•	cover 44% of non-interest expense with non-interest income, which was weighted 15%.

        If non-performing loans exceeded 1% of the loan portfolio, the bonus pool would have been reduced by 20% and if the regulatory audit was not satisfactory, the bonus pool could have been eliminated. Failure to satisfy any one of the criteria would reduce the bonus pool based on a percentage allocation to the criteria. Individual awards were based on the midpoint of the employee’s salary range. The Company achieved a 100% bonus pool for 2006.

        Outstanding Equity Awards at Fiscal Year-End. The following tables contain information with respect to outstanding equity awards of the Bank held by the Named Executive Officers at December 31, 2006.

2006 Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable/Unexercisable		Option Exercise Price ($)	Option Expiration Date

William A. Long	8,475	- 0 -	5.62	5/1/08
	2,002	- 0 -	7.85	6/12/11
	10,000	- 0 -	10.75	7/31/12
	4,000	6,000	14.97	5/3/14

Edwin E. Laws	5,933	- 0 -	5.62	5/1/08
	1,345	- 0 -	8.65	5/1/10
	739	- 0 -	7.58	7/10/11

        Potential Payments Upon Termination or Change in Control. The Employment Agreements provide for certain payments to the officers upon any change of “control” of the Bank. “Control” is defined, under the Employment Agreements, to mean any of the following events:

        (i)    After the effective date of the Agreement, any “person” (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

(ii) The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

(iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group.

        Upon any such change in control, each officer has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after such change in control, he has not been assigned duties, responsibilities and status commensurate with his duties prior to such change of control, his salary has been reduced below the amount he would have received under the Agreement, his benefits have been reduced or eliminated, or he has been transferred to a location which is an unreasonable distance from his then current principal work location.

        Upon his termination of employment following a change in control, whether voluntary or involuntary, the Agreement provides each officer with a payment in an amount equal to 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. This compensation is payable, at the officer’s option, either by lump sum or in 36 equal monthly installments. If a change in control had occurred on December 31, 2006 and the named executive officers had the right to terminate the agreements pursuant to these provisions, the total payments to Mr. Long and Mr. Laws under the Employment Agreements would have been approximately $1,157,000, and $313,000, respectively.

        In the event any officer’s employment is terminated by the employer for any reason other than Cause, the Employment Agreements provide that the employer will pay the officer’s base salary for the remaining term of the officer’s Employment Agreement. Termination for Cause includes termination because of the officer’s personal dishonesty or moral turpitude, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Employment Agreement. As of December 31, 2006, the estimated cost to the Bank if the named executive officers were terminated without Cause would have been approximately $639,000 for Mr. Long and $102,000 for Mr. Laws.

                Upon the effective date of a reorganization, merger, or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Company to another person or entity, or the acquisition of stock representing more than twenty-five percent (25%) of the voting power of the capital stock of the Company then outstanding by, another corporation, bank, other entity or person, other than pursuant to a merger in which the Company is the surviving entity (any such transaction being hereinafter referred to as a “Change in Control Transaction”), the Compensation Committee may, in its absolute discretion, determine that all or any part of the options granted under the Company’s Omnibus Plan shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction. If a Change in Control Transaction occurred on December 31, 2006, the cost of this option acceleration to the Bank would have been $11,639.

Compensation Discussion and Anaylsis

        Compensation Policy:  The objectives of the executive compensation program of the Company are to attract and retain qualified management, enhance achieving key operational and financial goals, reward key performers who contribute to positive returns for shareholders, and link compensation opportunities to performance based on financial and strategic objectives. The Company intends to keep compensation levels competitive with its peer group of similarly situated banks and bank holding companies. The compensation strategy is to maintain a structure within the executive compensation program that strengthens the link between executive compensation, the Bank’s performance, and shareholder interests.

        Cash compensation for all employees of the Company is paid by the Bank, the principal subsidiary of the Company. The Company’s 2006 annual cash compensation program was based upon the following principles:

•	Base salaries are targeted to the mid-point of the range of salaries paid to executive officers of the Company’s peer group of similarly situated banks and bank holding companies.

•	Annual incentive cash awards are dependent upon the Bank’s performance.

•	Long-term compensation, in the form of the stock option plans, directly links executive officers’ rewards to stock price appreciation.

           In determining compensation levels, our Nominating and Compensation Committee (the “Compensation Committee”) considers salary and bonus levels which will attract and retain qualified executives when combined with the other components of the Company’s compensation programs including long-term stock-based equity grants. The Committee also considers programs that evaluate annual performance criteria and reward continuous improvement in their respective areas as well as the Company as a whole, which contribute to long-term shareholder value. The Compensation Committee intends to maintain compensation practices that reflect the conservative economic culture in which the Company operates. The Bank does not provide executive officers with reserved parking spaces or separate dining or other facilities. The Bank’s bonus compensation, health care and insurance programs include all eligible employees, as well as executive officers.

                Mr. William A. Long, the President and Chief Executive Officer of the Company, recommends base salaries other than his own. He is also permitted to discuss the targets for the annual incentive cash compensation plan, but all final targets are determined by the Compensation Committee. Mr. Long is not permitted to be present while his compensation is being debated or approved by the Compensation Committee. He may be present when the compensation of the other executive officers is debated and approved. During 2006, he participated in the discussion of executive compensation other than his own.

        Components of the Compensation Program:

        Base Salary. Base salaries for executive officers are reviewed and approved by the Compensation Committee. Annual cash salaries are based upon a review of the range of salaries earned by executive officers within the Company’s peer group, and targeted to the mid-point of the range of salaries paid by the Company’s peer group. The Compensation Committee examined salary information for the Company’s peer group as provided by Matthews, Young – Management Consulting, a third party management consultant experienced in compensation matters for the banking industry. In determining base salaries, the Compensation Committee does not establish performance thresholds or other measures that directly relate base salaries to operating performance, although overall performance of the Company is a consideration. The Bank also pays the premiums for family health insurance and life insurance for certain executive officers. Mr. Long’s base salary is set in August of each year. While the goal of the Compensation Committee is to keep Mr. Long’s salary at the mid-point of the range of the Company’s peer group, the mid-point of the peer group has increased significantly over the last few years. Mr. Long’s Employment Agreement has an effective date of August 1. In January 2006, his salary was set at $284,082 for the eighteen month period beginning August 1, 2005, which was below the mid-point of the range of salaries paid to the chief executive officers of the Company’s peer group. In January 2007, his salary was set at $312,490 for the 2007 compensation year, which was just above the mid-point of the range of salaries paid to the chief executive officers of the Company’s peer group.

        Annual Cash Incentive Compensation. All employees of the Company are eligible to receive annual bonus cash incentive compensation based upon the Company’s Annual Incentive Compensation Plan designed by the Compensation Committee. In determining the Company’s financial performance, the Compensation Committee is assisted by Matthews, Young – Management Consulting in establishing the financial targets and weightings of the factors. All employees are eligible to receive bonuses based on a percentage of the mid-point of the employee’s salary range. The size of the annual incentive bonus pool is determined by the Company’s success in achieving the stated corporate objectives. The performance targets for determining the bonus pool reflect the Compensation Committee’s commitment to maintaining a strong incentive compensation plan that is directly related to maximizing shareholder value. For additional information regarding the corporate objectives and their weighting factors during 2006, please see the description of the Annual Incentive Compensation Plan under Executive Compensation above.

        The Company exceeded all of the goals of the 2006 Annual Incentive Compensation Plan and the maximum bonus pool was awarded. The Compensation Committee awarded cash bonuses to all employees based on a percentage of the mid-point of the employee’s salary range. The Compensation Committee determined that the financial performance of the Company during 2006 was superior and awarded various cash bonuses in excess of those determined under the annual incentive compensation plan to certain officers, including Mr. Long. The cash incentive amount awarded to Mr. Long for 2006 represented 86.6% of his 2006 base compensation.

        Stock Options.  The Compensation Committee awards stock options to executive officers as a long-term incentive to align the executives’ interests with those of other shareholders and to encourage significant stock ownership. Under the stock option plans of the Company, the Compensation Committee grants to selected key employees options to purchase shares of common stock at a price equal to the fair market value of the shares on the date of grant. Option recipients will receive value from grants under such stock options only to the extent that the price of the shares exceeds the exercise price of the stock options. During 2006, the Compensation Committee awarded no stock options to the Company’s named executive officers.

        Employment Agreements. The Compensation Committee recognizes that it is appropriate to enter into agreements with certain key officers to ensure that the Company continues to retain their services, particularly in situations where the Company has acquired other companies. The terms of the employment agreements with the Company’s named executive officers are summarized above in the description of the employment agreements under Executive Compensation. These employment agreements include both severance and change in control provisions. The Company provides severance benefits because it may be difficult for senior executives to find comparable employment within a short period. Appropriate severance allows the Company to cleanly separate the executive officer and avoid prolonged contact with the Company’s employees. The Company believes change in control payments reward the executive officers for their efforts in building the Company while reducing the reluctance of the executive officers to pursue potential transactions that might benefit the long-term interests of shareholders but involve a change in control of the Company.

        Matching 401(k) Contributions. The Bank’s 401(k) Plan is a voluntary defined contribution benefit plan under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), designed to provide additional incentive and retirement security for eligible employees of the Bank. The executive officers of the Bank participate in the 401(k) Plan on the same basis as all other eligible employees of the Bank. Under the 401(k) Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the 401(k) Plan, subject to certain limitations that may lower the maximum contributions of more highly compensated participants. The Bank matches 50% of the contributions to the 401(k) Plan up to 6% of the employee’s compensation.

         Perquisites and Other Benefits.  In addition to the benefits described above, the Company provides its executive officers with certain other perquisites that the Compensation Committee considers to be usual and customary within the Company’s peer group to assist the Company in remaining competitive in the market for experienced management. For instance, the Bank provides the Company’s chief executive officer with use of an automobile, personal term life insurance, and payment of his country club expenses. The Chief Financial Officer of the Company is provided with the use of an automobile and payment of his country club expenses. For additional information regarding the perquisites made available to the Company’s executive officers during 2006, please see the description of the employment agreements under Executive Compensation and the “All Other Comp” column of the Summary Compensation Table.

        Executive management also participates in the Bank’s employee benefit plans, including medical and dental plans and other insurance programs, on the same basis as all eligible employees. Banking regulations prohibit executive management from participating in employee discount programs for certain Bank products.

Company Transactions with Directors and Officers

        The Company has had, and expects to have in the future, transactions in the ordinary course of the Company’s business with directors, principal officers and their associates. All transactions with directors, principal officers and their associates were made in the ordinary course of the Company’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral, and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features. At December 31, 2006, the aggregate outstanding amount of indebtedness, net of amounts participated by other banks, from all directors and principal officers (and their associates) as a group was approximately $10,404,000.

        As required by the rules of the Nasdaq Stock Market, Inc., the Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Company’s Audit Committee. For purposes of this review, related party transactions include all transactions that are required to be disclosed pursuant to SEC regulations. In addition to the rules of the Nasdaq Stock Market, Inc. and the related SEC regulations, the Company ethics policy prohibits executive officers and directors from engaging in transactions when there is a conflict with their duty to protect the Company’s interest that will lead to any personal gain or benefit.

         In December 2005, the Bank entered into a real estate transaction with Boone Hospital Park LLC, whereby property owned by the Bank was exchanged for $850,000 in cash and other real estate valued at $1.1 million. Director C. Kenneth Wilcox is the sole member of Botantical, LLC which is one of the three members of Boone Hospital Park LLC. Each member owns 33.3% of Boone Hospital Park LLC. The sale price was based upon a third party appraisal of the property.

Section 16(a) Beneficial Ownership Reporting Compliance

        Directors and principal officers of the Company are required by federal law to file reports with the Federal Deposit Insurance Corporation regarding the amount of and changes in their beneficial ownership of the Shares. Based solely on a review of reports filed by the Company on these individuals’ behalf, all such required reports were timely filed except that director James A. Harrell, Jr. filed two transactions late.

Performance Graph

        The following graph was prepared by SNL Financial LC, Charlottesville, Virginia (“SNL”) and provides an indicator of the cumulative total shareholder returns for the Company (and its predecessor, Yadkin Valley Bank and Trust Company) as compared with the NASDAQ Composite Index and the SNL Southeast Bank Index. Historical price performance during this period may not be indicative of future stock performance.

Total Return Performance

Yadkin Valley Bank and Trust Company

NASDAQ Composite

SNL Southeast Bank Index

200

175

150

125

100

75

50

12/31/01

12/31/02

12/31/03

12/31/04

12/31/05

12/31/06

	Period Ending

Index	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06

Yadkin Valley Financial Corporation	100.00	112.37	158.74	140.06	142.85	193.61
NASDAQ Composite	100.00	68.76	103.67	113.16	115.57	127.58
SNL Southeast Bank Index	100.00	110.46	138.72	164.50	168.39	197.45

INDEPENDENT AUDITORS

        The Company’s independent auditors for the year ended December 31, 2006, was Dixon Hughes, PLLC (“Dixon Hughes”). The Audit Committee of the Board has also selected Dixon Hughes to serve as the independent certified public accountant for the year ending December 31, 2007. Representatives of Dixon Hughes will be present at the annual meeting with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

        Audit fees. Audit fees include fees billed to the Company by Dixon Hughes in connection with the annual audit of the Company’s financial statements, review of the Company’s interim financial statements, attest services provided pursuant to Section 404 of the Sarbanes-Oxley Act, FIDICIA attest services, and review of registration statements. The aggregate fees billed and expected to be billed to the Company by Dixon Hughes for audit services rendered to the Company for the fiscal years ended December 31, 2005 and 2006 were $184,650 and $246,900, respectively.

        Audit-Related fees.  Audit-related services include due diligence services related to merger and acquisition activity, audits of the Company’s employee benefit plans, other attest services and accounting consultations. The aggregate fees billed to the Company by Dixon Hughes for audit-related services during the fiscal years ended December 31, 2005 and 2006 were $8,500 and $9,000, respectively.

        Tax fees.   Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees billed to the Company by Dixon Hughes for tax related services during the fiscal years ended December 31, 2005 and 2006 were $17,800 and $17,750, respectively.

        All other fees.   During the fiscal year ended December 31, 2005, Dixon Hughes assisted the Company with its documentation of internal controls required by Section 404 of the Sarbanes-Oxley Act. The aggregate fees billed to the Company by Dixon Hughes for this service during the fiscal year ended December 31, 2005 was $31,800. There were no fees billed, or expected to be billed, to the Company by Dixon Hughes for other fees during the fiscal year ended December 31, 2006.

        In accordance with its Audit Committee Charter, the Company’s Audit Committee must approve in advance any audit and permissible non-audit services provided by the Company’s independent auditors and the fees charged.

ANNUAL REPORT

        In accordance with the regulations of the Securities and Exchange Commission (“SEC”), the Company’s 2006 Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements and schedules, accompanies this Proxy Statement. No part of the 2006 Annual Report shall be regarded as proxy-soliciting materials or as a communication by means of which any solicitation is being or is to be made.

Edwin E. Laws, Chief Financial Officer
Yadkin Valley Financial Corporation
209 North Bridge Street
Elkin, North Carolina 28621-3404

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

                How to submit proposals for possible inclusion in the 2008 proxy materials: For shareholder proposals to be considered for inclusion in the proxy materials for the Company’s 2008 annual meeting, any such proposals must be received at the Company’s principal office (currently 209 North Bridge Street, Elkin, North Carolina 28621-3404) not later than December 21, 2007. In order for a proposal to be included in the Company’s proxy material for an annual meeting, the person submitting the proposal must own, beneficially or of record, the lesser of 1% or $2,000 in market value of the Shares entitled to be voted on that proposal at that annual meeting and must have held those shares for a period of at least one year and continue to hold them through the date of that annual meeting. Also, the proposal must comply with certain other eligibility and procedural requirements established under the Securities and Exchange Act or related SEC regulations. The Board will review any shareholder proposal received by that date to determine whether it meets these criteria. Please submit any proposal by certified mail, return receipt requested.

                Shareholder proposals after December 21, 2007:  Proposals submitted after December 21, 2007, will not be included in the proxy materials for the 2008 annual meeting. However, if a shareholder wishes to have a proposal considered at the 2008 annual meeting as other business, any such proposals should be delivered to the Company’s principal office no later than February 8, 2008. Management proxies shall have discretionary authority to vote on any proposals received after February 8, 2008.

                Nominations of directors:  The Company’s Bylaws provide that shareholders entitled to vote on such election may make nominations of directors if written notice of the nomination of such person shall have been delivered to the Secretary at the principal office of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. See “Director Nominations” under “MANAGEMENT OF THE COMPANY” above for a summary of the bylaw requirements to make nominations of directors. Recommendations and nominations not made in accordance with the Company’s bylaws may, in his discretion, be disregarded by the Chairman of the shareholders’ meeting, and upon his instruction, the voting inspectors may disregard all votes cast for each such nominee.

OTHER MATTERS

                Management knows of no other matters that will be brought before this meeting, but if any such matter is properly presented at the meeting or any adjournment thereof, the persons named in the enclosed form of appointment of proxy will vote in accordance with their best judgment.

By order of the Board of Directors.

William A. Long
President and Chief Executive Officer

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YADKIN VALLEY FINANCIAL CORPORATION
209 North Bridge Street, Elkin, NC 28621
APPOINTMENT OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
YADKIN VALLEY FINANCIAL CORPORATION
FOR THE ANNUAL MEETING TO BE HELD MAY 24, 2007

        APPOINTMENT OF PROXY:  The undersigned shareholder of Yadkin Valley Financial Corporation, a North Carolina banking corporation (the “Bank”), hereby appoints Lestine H. Hutchens and Kristi A. Eller, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Bank to be held on May 24, 2007, at 4:00 p.m. local time, at the Yadkin Valley Senior Center, 131 Delos Martin Drive, Jonesville (Yadkin County), North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals set forth herein and described in the Proxy Statement, and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting, or any adjournment thereof, then that one shall have and may exercise all the powers hereby conferred.

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Your vote is important. Unless you are voting on the Internet, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that your shares may be represented at the annual meeting. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your appointment of proxy in the mail or voted on the Internet. See the enclosed proxy statement for more details.

YADKIN VALLEY FINANCIAL CORPORATION	REVOCABLE PROXY

This appointment of proxy will be voted as directed, or, if no directions are indicated, will be voted for all Items and in the discretion of the proxies with respect to any other matter. The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

Board recommendation. The Board of Directors recommends a vote FOR each of the nominees listed below.

1.	ELECTION OF DIRECTORS:
Election of twelve directors to serve one-year terms expiring at the Annual Meeting in 2008.

Instructions: Check the appropriate box. To instruct the Proxies to vote your shares for some nominees but not others, cross out the names of those for whom you do not wish to vote.

J.T. Alexander, Jr.	Ralph L. Bentley	Nolan G. Brown	Faye E. Cooper

Harry M. Davis	James A. Harrell, Jr.	William A. Long	Daniel J. Park

James L. Poindexter	James N. Smoak	Harry C. Spell	C. Kenneth Wilcox

☐	THE PROXIES MAY VOTE MY SHARES FOR all nominees listed above, except any nominee(s) whose name is crossed out.

☐	THE PROXIES MAY NOT VOTE MY SHARES for any of the nominees listed above.

2.	OTHER BUSINESS:

The Proxies may vote my Shares in their discretion upon any other business that may properly come before the meeting or any adjournment thereof.

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Signature of shareholder

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Signature of shareholder

Date: _____________________________, 2007

Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.